UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SEASPAN CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Republic of The Marshall Islands	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)

Unit 2, 7th Floor, Bupa Centre,

141 Connaught Road West,

Hong Kong

China

(Address of principal executive office)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-190718.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
6.375% Notes due 2019	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant’s Securities to be Registered.

A description of the 6.375% Notes due 2019 of Seaspan Corporation (the “Registrant”) is set forth under the caption “Description of Notes” in the prospectus filed by the Registrant on March 31, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form F-3 (Registration No. 333-190718), filed with the Securities and Exchange Commission (the “SEC”) on August 19, 2013. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.     Exhibits.

3.1	Amended and Restated Articles of Incorporation of Seaspan Corporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Amendment No. 2 to Form F-1 (File No. 333-126762), filed with the SEC on August 4, 2005).

3.2	Articles of Amendment to the Articles of Incorporation of Seaspan Corporation (incorporated herein by reference to Exhibit 3.2 to the Company’s Form 8-A (File No. 001-32591), filed with the SEC on February 13, 2014).

3.3	Amended and Restated Bylaws of Seaspan Corporation (incorporated herein by reference to Exhibit 1.2 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2011 (File No. 001-32591), filed with the SEC on March 23, 2012).

4.1	Base Indenture (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 6-K (File No. 001-32591), filed with the SEC on April 4, 2014).

4.2	First Supplemental Indenture (incorporated herein by reference to Exhibit 4.2 to the Company’s Form 6-K (File No. 001-32591), filed with the SEC on April 4, 2014).

4.3	Form of Global Note.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 7, 2014

SEASPAN CORPORATION

By:	/s/ Sai W. Chu
Sai W. Chu
Chief Financial Officer